EXHIBIT 11

Weighted Average Shares Outstanding
and Earnings Per Share Worksheet

                                                                       2000                      1999
                                                                     Shares                    Shares
                                                                Outstanding               Outstanding
                                                          ------------------        ------------------
                                      January                     1,775,311                 1,833,404
                                      February                    1,774,811                 1,824,659
                                      March                       1,774,811                 1,823,129
                                      April                       1,774,811                 1,803,459
                                      May                         1,774,811                 1,798,747
                                      June                        1,774,811                 1,798,747
                                      July                                                  1,794,797
                                      August                                                1,791,047
                                      September                                             1,784,997
                                      October                                               1,783,987
                                      November                                              1,777,177
                                      December                                              1,774,037

Weighted average shares outstanding*                              1,783,302                 1,802,165

Net income                                                       $1,476,784                $2,638,940

Basic earnings per share                                              $0.83                     $1.46
                                                          ------------------        ------------------

Effect of dilutive securities, stock options                         12,041                    15,967

Diluted earnings per share                                            $0.82                     $1.45
                                                          ------------------        ------------------

* Weighted average shares are calculated on a daily basis.